UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

LUBY’S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2021, a subsidiary of Luby’s, Inc. (the “Company”), entered into a lease termination agreement and release (the “Agreement”) with HPCP Investments, LLC (“HPCP Investments”). Pursuant to the Agreement, the lease relating to one of the Company’s Fuddruckers restaurants in Houston, Texas (the “Franchise Location”) will terminate effective as of February 25, 2021, in exchange for the payment by HPCP Investments to the subsidiary of the Company of $200,000. In addition, the Agreement releases the subsidiary of the Company from its remaining obligations under the lease agreement, which included payment obligations of approximately $723,374.20 as of February 23, 2021. In connection with the Agreement, the subsidiary of the Company agreed to grant to an affiliate of HPCP Investments a Fuddruckers franchise for the Franchise Location.

HPCP Investments is an affiliate of Christopher J. Pappas, a stockholder and director of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Lease Termination Agreement and Release, dated as of February 23, 2021, between Luby’s Fuddruckers Restaurants, LLC and HPCP Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021 LUBY’S, INC. By: /s/ Michael Racusin          Michael Racusin General Counsel and Corporate Secretary